Exhibit 99.1

SENTIO HEALTHCARE PROPERTIES

2016 FALL UPDATE

LEADERSHIP

JOHN MARK **RAMSEY**
PRESIDENT/CEO
BOARD MEMBER

SCOTT **LARCHE**
SENIOR VICE PRESIDENT[1]

SPENCER **SMITH**
SENIOR VICE PRESIDENT[1]

ANN **BARGERON**
VICE PRESIDENT[1]

ZACHARY **GRAHAM**
CHIEF ACCOUNTING OFFICER

The Company leadership shares a combined 50 years of healthcare real estate experience. Key executives have had lead roles in transacting over $4.0 billion of healthcare real estate. These transactions are built through hands-on owner/operator experience in the healthcare industry. The breadth of experience has led to deep industry relationships which continue to yield exceptional operating partners and transaction quality.

[1] *Positions held with Sentio Investments, LLC, Advisor to the REIT*

RECENT TRANSACTIONS

- **FANNIE MAE FINANCING**
  Refinanced three recently stabilized assets – Sumter Place, Gables of Hudson, Spring Village at Wildewood – with Fannie Mae for total proceeds of $54.6 million. The individual loans are 10-year floating rate loans.


Sumter Place
The Villages, FL


Gables of Hudson
Hudson, OH


Spring Village at Wildewood
California, MD

- **KEY BANK FINANCING**
  Consolidated multiple balance sheet loans under a $62.1 million term loan with Key Bank. The loan has a three year initial term plus a one year extension.

- **THE DELANEY AT GEORGETOWN VILLAGE**
  Financed $20 million of the REIT's Georgetown loan receivable with Red Capital Partners, in order to pursue asset improvement initiatives in the REIT.

PORTFOLIO UPDATES

- **PRE-STABILIZATION ASSETS PROGRESSING WELL**
  Earnout payments made at Gables of Hudson and Armbrook Village; assets are performing to plan.

  Continued progress on additional recent acquisitions and developments.

- **NEW ASSETS NEARING COMPLETION**
  The Delaney at Georgetown Village and Accel at Golden Ridge are nearing completion and expected to open before year end.

  The REIT has an option to acquire Spring Village at Essex upon completion of construction, which is also expected to occur this fall.

- **OPERATING PARTNER TRANSITION**
  Expanded our relationship with two of our existing operating partners, 12 Oaks Management and Woodbine Senior Living, by transitioning management at three properties, Carriage Court of Hilliard, Terrace at Mountain Creek, and Woodland Terrace at the Oaks.

- **NEW TENANT AT THE DALLAS REHABILITATION FACILITY**
  Entered into a new 10 year NNN lease with a credit tenant – Children's Health System of Texas (Moody's Aa2 rating).

  Children's Health System of Texas is converting the facility into the only dedicated Pediatric Rehab Hospital in the DFW Metroplex.

Delaney at Georgetown Village - Georgetown, TX



189 S. ORANGE AVE #1700 | ORLANDO, FL 32801 | 407.999.7679
sentiohealthcareproperties.com

86% 3% 6% 5% PRODUCT MIX Senior Housing - Private Pay Medical - Specialty Senior Housing - Skilled Nursing Medical - MOB As a percentage of purchase price, development budget or loan amount as applicable SENIOR HOUSING - PRIVATE PAY (28) Caruth Haven Court Highland Park, Texas The Oaks Bradenton Bradenton, Florida Greentree at Westwood Columbus, Indiana Oakleaf Village at Lexington Lexington, South Carolina Oakleaf Village at Greenville Greer, South Carolina Terrace at Mountain Creek Chattanooga, Tennessee Carriage Court of Hilliard Hilliard, Ohio Spring Village at Floral Vale Yardley, Pennsylvania Forestview Manor Meredith, New Hampshire Woodland Terrace at the Oaks Allentown, Pennsylvania Amber Glen Urbana, Illinois Hudson Creek Bryan, Texas Mill Creek Springfield, Illinois Sugar Creek Normal, Illinois Woodbury Mews Woodbury, New Jersey Standish Village at Lower Mills Boston, Massachusetts Buffalo Crossings The Villages, Florida Compass on the Bay Boston, Massachusetts St. Andrew’s Village Aurora, Colorado The Parkway Blue Springs, Missouri Live Oaks Village of Slidell Slidell, Louisiana Live Oaks Village of Hammond Hammond, Louisiana Spring Village at Wildewood California, Maryland Sumter Place The Villages, Florida Sumter Grand The Villages, Florida Gables of Hudson Hudson, Ohio Gables of Kent Ridge Kent, Ohio Ambrook Village Westfield, Massachusetts SENIOR HOUSING - SKILLED NURSING (2) Mesa Vista Inn Health Center San Antonio, Texas Accel at Golden Ridge* Golden , Colorado SENIOR HOUSING - PARTICIPATING LOAN INVESTMENT (1) The Delaney at Georgetown Village Georgetown, Texas MEDICAL - MOB (2) Hedgcoxe Health Plaza Plano, Texas Physicians Centre MOB Bryan, Texas MEDICAL - SPECIALTY (2) Specialty Hospital Rome Rome, Georgia Our Children’s House Dallas, Texas This Fact Sheet contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These include statements regarding the intent, belief or current expectations of the Company as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are m ade, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements involve risk and uncertainties which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include changes in general economic conditions, changes in real estate conditions, changes in interest rates, lease-up risks, lack of financing availability and lack of capital proceeds.86%